As filed with the Securities and Exchange Commission on July 16, 2021
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

 NATUS MEDICAL INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)(Zip Code)
(925) 223-6700
(Registrant’s telephone number, including area code)

Natus Medical Incorporated 2021 Equity Incentive Plan
(Full title of the plans)

Jonathan A. Kennedy
President and Chief Executive Officer
Natus Medical Incorporated
6701 Koll Center Parkway, Suite 120,
Pleasanton, CA 94566
(925) 223-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas Balog

Natus Medical Incorporated
12301 Lake Underhill Road, Suite 201,
Orlando, FL 32828
(321) 235-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.         ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value, to be issued under the Natus Medical Incorporated 2021 Equity Incentive Plan	5,048,115	$24.20	$122,164,383.00	$13,328.14

(1)Natus Natus Medical Incorporated (the “Registrant” or the “Company”) has previously registered 4,400,000 shares of Common Stock (“Common Stock”) for issuance under the Natus Medical Incorporated 2018 Equity Incentive Plan and the Natus Medical Incorporated Amended 2011 Stock Awards Plan (the “Prior Plans”). The Registrant’s shareholders approved the Natus Medical Incorporated 2021 Equity Incentive Plan (the “2021 Plan”) at the annual meeting of shareholders held on June 16, 2021 (the “Approval Date”), which authorizes the issuance of 3,000,000 shares of Common Stock under the 2021 Plan. This registration statement is registering 5,048,115 shares of Common Stock, representing the 3,000,000 shares of Common Stock approved by the Registrant’s shareholders for issuance under the 2021 Plan, plus 428,286 shares of Common Stock remaining available for issuance under the Prior Plans as of the Approval Date that will be available for issuance under the 2021 Plan, plus 1,619,829 shares of Common Stock reserved for issuance pursuant to outstanding equity awards under the Prior Plans as of the date of this Registration Statement. Any such shares of Common Stock that (i) are subject to such equity awards under the Prior Plans that cease to be subject to such equity awards by forfeiture or otherwise or (ii) were or are issued under the Prior Plans pursuant to the vesting of such equity awards and are forfeited or repurchased at the original issue price.

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock as may become issuable pursuant to the adjustment provisions of the 2021 Plan, including stock splits, stock dividends, recapitalizations or similar transactions effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.
(2)Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant's common stock as reported on the NASDAQ Global Market on July 15, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the 2021 Plan of the Registrant, as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Upon request, either orally or in writing, the Registrant will provide, without charge, to each participant of the 2021 Plan, a copy of the documents incorporated by reference into this Form S-8. You may request a copy of these filings and any exhibits the Registrant has specifically incorporated by reference as an exhibit in this S-8, at no cost, by writing to the Registrant at the following address: Investor Relations, Natus Medical Incorporated, 6701 Koll Center Parkway, Suite 120, Pleasanton, CA 94566, or via telephone at (925) 223-6700.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following document filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference:

(a)The Registrant's Annual Report on Form 10-K, as amended, (File No. 000-33001) filed with the Commission on February 26, 2021.

(b)The Registrant's Quarterly Reports on Form 10-Q (File No. 000-33001) filed with the Commission on May 7, 2021.

(c)The Registrant's Periodic Reports on Form 8-K (File No. 001-33001) filed with the Commission on June 17, 2021 and June 29, 2021.

(d)The description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on July 17, 2001, as amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior to or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

Not applicable.

Item 6.     Indemnification of Directors and Officers.

The Registrant is incorporated in Delaware. Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The EIGHTH Article of the Registrant’s amended and restated certificate of incorporation authorizes the Registrant to provide for the indemnification of officers, directors and employees to the fullest extent permissible under Delaware law.

Article 8 of the Registrant’s bylaws provides for the indemnification of officers, directors and third parties acting on the Registrant’s behalf if such person served at the request of the Registrant to the fullest extent permissible under Delaware law.

The Registrant has entered into indemnification agreements with its directors, executive officers and others, in addition to indemnification provided for in its bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.     Exemption from Registration Claimed.

Not Applicable.

Item 8.     Exhibits.

The following exhibits are filed herewith:

		Incorporated By Reference				Filed
Exhibit No.	Exhibit	Filing	Exhibit No.	File No.	File Date	Herewith
4.1	Natus Medical Incorporated 2021 Equity Incentive Plan					X
5.1	Opinion of Ropes & Gray LLP					X
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)					X
23.2	Consent of KPMG, LLP					X
24.1	Power of Attorney (included on signature page of this registration statement)					X

Item 9.     Undertakings

a.The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on July 16, 2021.

NATUS MEDICAL INCORPORATED

By	/s/ JONATHAN A. KENNEDY
Jonathan A. Kennedy President and Chief Executive Officer

By	/s/ B. DREW DAVIES
B. Drew Davies Executive Vice President and Chief Financial Officer
Dated: July 16, 2021
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jonathan A. Kennedy and B. Drew Davies, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ JONATHAN A. KENNEDY	President and Chief Executive Officer (Principal Executive Officer)	July 16, 2021
(Jonathan A. Kennedy)
/S/ JOSHUA H. LEVINE	Chairperson of the Board of Directors	July 16, 2021
(Joshua H. Levine)
/S/ ILAN DASKAL	Director	July 16, 2021
(Ilan Daskal)
/S/ LISA W. HEINE	Director	July 16, 2021
(Lisa W. Heine)
/S/ ALICE D. SCHROEDER	Director	July 16, 2021
(Alice D. Schroeder)
/S/ THOMAS J. SULLIVAN	Director	July 16, 2021
(Thomas J. Sullivan)

EXHIBIT INDEX

		Incorporated By Reference				Filed
Exhibit No.	Exhibit	Filing	Exhibit No.	File No.	File Date	Herewith
4.1	Natus Medical Incorporated 2021 Equity Incentive Plan					X
5.1	Opinion of Ropes & Gray LLP					X
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)					X
23.2	Consent of KPMG, LLP					X
24.1	Power of Attorney (included on signature page of this registration statement)					X